                                  EXHIBIT 10.22


                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

         AMENDMENT NO. 1 to Employment Agreement between Community Care Services, Inc. (the "Corporation") and Louis Rocco ("Executive") dated May 10, 1997 (the "Employment Agreement").

                              W I T N E S S E T H:

         WHEREAS, the Corporation and Executive entered into the Employment Agreement on May 10, 1997; and

         WHEREAS, the Corporation and Executive desire to amend the Employment Agreement as set forth herein;

         NOW THEREFORE, in consideration of the premises and the mutual covenants and promises set forth herein, the parties hereby agree as follows:

         1. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed in the Employment Agreement.

         2. The first sentence of Section 3(a) of the Employment Agreement is hereby amended in its entirety to read as follows:

         "For the services and duties to be rendered and performed by Executive during the Employment Period, the Corporation agrees to pay Executive compensation at the rate of Nineteen Thousand Four Hundred Seventy Eight Dollars ($19,478.00) per month (this amount to be referred to as "Executive Compensation").

         3. A new Section 7(d) is hereby added to the Employment Agreement as follows:

                  "(d) Notwithstanding anything else herein to the contrary, in the event of the termination of Executive's employment for any reason, whether voluntary or involuntary, by either party hereto, including but not limited to termination for Cause, prior to the end of the Term, Executive (or his estate or personal representative, as the case may be) shall nevertheless be entitled to receive monthly payments from the Corporation of Ten Thousand Three Hundred Eleven Dollars ($10,311.00) for the then remaining balance of the Term, payable in the same manner which Executive Compensation is payable under this Agreement. Such payments will constitute payment in full of the remaining outstanding balance on the One Million Three Hundred

         Two Thousand One Hundred Eighty Two Dollar ($1,302,182) Note dated May 10, 1997 which was issued by the Corporation to Executive, which Executive has agreed to forgo for the consideration specified in the letter agreement between Executive and the Corporation dated March 1, 1998."

         4. All other provisions of the Employment Agreement not expressly amended by this Amendment No. 1 shall remain in full force and effect.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to the Employment Agreement as of March 1, 1998.

                                    COMMUNITY CARE SERVICES, INC.



                                    By: /s/ Joel Quall
                                        --------------------------------
                                        Joel Quall
                                        Chief Financial Officer



                                    /s/ Louis Rocco
                                    ------------------------------------
                                    Louis Rocco